For Immediate Release
Investor Contact:  Kurt Harrington 703.312.9647 or kharrington@fbr.com
Media Contact:  Lisa Staubs 703.312.9713 or lstaubs@fbr.com

Friedman, Billings, Ramsey Group Reports
First Quarter 2002 Earnings Per Share of $0.23

First Quarter 2002 Earnings Per Share $0.19 before Extraordinary Gain

ARLINGTON Va., May 1, 2002 - Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) today reported net income of $10.3 million, or $0.23 (basic), $0.22 (diluted) per share, for the quarter ended March 31, 2002, compared with a net loss of $(6.1) million, or $(0.12) (diluted) per share in the first quarter of 2001. Net income for the quarter before an extraordinary gain was $8.9 million, or $0.19 (diluted) per share, including the effect of technology venture capital losses of $(1.1) million or $(0.02) per share. Revenue in the first quarter of 2002 was $54.4 million, compared with $22.5 million in the first quarter of 2001.

"Our results in the first quarter reflect both the investment we made in personnel last year to broaden our industry and product coverage, and a program of fixed-cost reduction that we began at the end of the year," Chairman and Co-Chief Executive Officer Emanuel J. Friedman said. "Our first quarter results were driven by increased revenues in our capital markets businesses - institutional brokerage and investment banking - as well as growth in asset management fees."

In its capital markets businesses, the company reported institutional brokerage revenues for the quarter of $15.8 million, a 26% increase over the same quarter a year ago, and investment banking revenue of $24.0 million, a 142% increase over the first quarter 2001. Asset management revenue for the quarter was $13.8 million, a 183% increase over the first quarter 2001. The net loss related to technology sector investments of $(1.1) million for the quarter compared with $(7.1) million for the first quarter 2001.

FBR's institutional research-based brokerage share volume and revenues continued to grow during the quarter. FBR hired 29 research analysts during 2001, and expanded research coverage from its historical focus on small and mid-capitalization companies to include larger capitalization companies. By the end of the first quarter, about one-third of FBR's research coverage list was comprised of larger-caps.

"We are pleased with the level of activity across our entire business, and particularly in view of the current state of the capital markets," said Vice Chairman and Co-Chief Executive Officer Eric F. Billings. "We continue to be very optimistic about future growth in each of our profit centers - institutional brokerage, investment banking, and asset management. We believe that our essentially unlevered platform, with almost $200 million in equity, can generate a substantial return on equity in the current market and over time."

During the quarter, FBR maintained its position as a top 10 lead-manager of equity underwritings by dollar volume raised and by aftermarket performance. According to CommScan Equidesk, FBR ranks among the top ten lead managers of five or more equity offerings for companies with a market capitalization of less than $1 billion and #2 in weighted aftermarket performance among lead-managing underwriters of more than three follow-on (secondary) equity offerings in the first quarter - performance of FBR's first quarter lead-managed transactions was 16.75% through April 30, 2002 (excluding dividends).

During the quarter, FBR lead-managed six public underwritings and one institutional private placement, and co-managed four. In addition, FBR advised on four merger and acquisition transactions, including an energy transaction that generated FBR's largest M&A fee ever, and five other advisory assignments. FBR executed investment banking assignments in all six of its focus industries - financial services, real estate, energy, technology, diversified industries and healthcare.

"It is important to note that we generated our investment banking revenues for the first quarter from several different industry groups, and in several transactions, none of which generated a disproportionately large fee. This was not a quarter made by one transaction," said Mr. Billings. "The outlook for the coming quarters is at least comparable, with investment banking activity across all six of our industry sectors. And, while we do have some very large transactions in our pipeline, we do not assume any disproportionately large fees from any one transaction in this outlook."

In asset management, FBR continued to benefit from the growth and performance of FBR Asset Investment Corporation (NYSE: FB). FBR Asset has grown from equity of $91.3 million and total assets of $317.6 million as of June 30, 2001 to equity of $343.8 million and total assets of $2.7 billion as of March 31, 2002, and completed a further follow-on offering of $128.3 million in April 2002. FBR generates revenue as manager of FBR Asset in the form of base and incentive management fees, and also generates revenues as a minority shareholder of FBR Asset. During the first quarter, FBR Group generated fee revenue of $2.8 million, and return on investment of $4.5 million, from FBR Asset. During the quarter FBR exercised the balance of its options in FBR Asset, generating an additional extraordinary gain of $1.4 million and resulting in a total long-term investment in FBR Asset of 15.1%. FBR Asset is a separate public company that invests in mortgage-backed securities, mezzanine and senior loans and equity securities.

Also in its asset management business, FBR's mutual funds and hedge funds produced strong returns and increased assets under management. The FBR Small Cap Financial Fund was ranked the best performing no-load fund in its class for the three years ended 3/31/02 by Lipper, and the FBR Small Cap Value Fund was listed the fourth (out of 276 funds in the category) best performing Small Cap Fund for the one year period ending 3/31/02 by the Wall Street Journal in its first quarter 2002 Mutual Fund Review. 1

"David Ellison, who manages our two financial services mutual funds, and Chuck Akre, who manages our small cap value fund, both had a terrific quarter," said Mr. Friedman. "We saw net inflows in the mutual fund business during the first quarter, and these have continued during April."

At March 31, 2002, FBR had total gross assets under management of $4.3 billion and net assets under management of $1.9 billion. Of these net assets, FBR has the potential to earn incentive fees on more than $500 million. FBR manages ten equity, fixed income and money market mutual funds, five hedge funds, and four private equity and venture capital funds, in addition to FBR Asset and other separate accounts.

FBR had 45.8 million common shares outstanding, shareholders' equity of $194.6 million, and basic book value per share of $4.25 as of March 31, 2002, compared with book value per share of $4.27 as of March 31, 2001. Shareholders' equity and basic book value calculations as of March 31, 2002 exclude $23.1 million and 4 million shares relating to the Employee Stock Purchase and Loan Program that was implemented during 2001. Assuming repayment of these loans as of March 31, 2002, book value per share would be $4.37. Total assets as of March 31, 2002 were $284.5 million, including cash and liquid assets of $72.8 million, net of short-term debt of $18.1 million.

A live webcast of FBR's conference call will be available at 9 a.m. (Eastern Time) via http://web.servicebureau.net/conf/meta?i=1112314581&c=2343&m=was&u=/w_ccbn.xsl&date_ticker=5_2_2002_FBR . Replays of the webcast will be available afterward.

Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) is a financial holding company for businesses that provide investment banking, institutional brokerage, specialized asset management, and banking products and services. FBR provides capital and financial expertise throughout a company's lifecycle and affords investors access to a range of proprietary financial products and services. Headquartered in the Washington metropolitan area, FBR has offices in Arlington, Va., and Bethesda, Md., and in Atlanta, Boston, Charlotte, Cleveland, Dallas, Denver, Irvine, Ca., New York City, Portland, Seattle, London, and Vienna. Bank products and services are offered by FBR National Bank & Trust, member FDIC and an Equal Housing Lender. For more information, see www.fbr.com

# # #

Statements concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, the high degree of risk associated with technology and other venture capital investments, available technologies, competition for business and personnel, and general economic, political and market conditions.

Note to Editors: Please note that "Friedman, Billings, Ramsey Group, Inc." and "FBR Asset Investment Corporation" are two different publicly-held companies. Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR), has historically not paid dividends. FBR Asset Investment Corporation (NYSE: FB) is a REIT, which is required as a result of its tax status, to pay dividends. FBR Asset is externally managed by Friedman, Billings, Ramsey Investment Management, Inc., a subsidiary of Friedman, Billings, Ramsey Group, Inc. Friedman, Billings, Ramsey Group, Inc. is a minority owner of FBR Asset. Thank you.

Note to Editors: 3 pages of financial information follow this page.

1 All rankings are based on total returns, according to Lipper Analytical Services, Inc. Total returns represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost.

For more complete information about The FBR Family of Funds, including fees and expenses, call 888.888.0025 for a free prospectus. Please read the prospectus carefully before you invest or send money. The FBR Family of Funds are distributed by FBR Investment Services, Inc., member NASD/SIPC.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

		Quarter ended
		March 31,

	2002	%	2001	%

REVENUES:
Investment banking	$ 23,975	44.1%	$ 9,898	44.1%
Institutional brokerage	15,803	29.1%	12,537	55.8%
Asset management
Base fees	5,996	11.0%	2,907	12.9%
Incentive and investment income	7,805	14.3%	1,973	8.8%
Technology sector investment and incentive loss	(1,099)	-2.0%	(7,102)	-31.6%
Interest, dividends and other	1,890	3.5%	2,240	10.0%

Total revenues	54,370	100.0%	22,453	100.0%

EXPENSES:
Compensation and benefits	31,319	57.6%	16,251	72.4%
Business development and professional services	6,412	11.8%	5,326	23.7%
Interest	370	0.7%	81	0.3%
Other	7,380	13.6%	6,934	30.9%

Total expenses	45,481	83.7%	28,592	127.3%

Net income (loss) before income taxes and extraordinary gain	8,889	16.3%	(6,139)	-27.3%

Income tax provision	-	0.0%	-	0.0%

Net income (loss) before extraordinary gain	8,889	16.3%	(6,139)	-27.3%

Extraordinary gain	1,413	2.6%	-	0.0%

Net income (loss)	$ 10,302	18.9%	$ (6,139)	-27.3%

Basic earnings (loss) per share before extraordinary gain	$ 0.19		$ (0.12)

Diluted earnings (loss) per share before extraordinary gain	$ 0.19		$ (0.12)

Basic earnings (loss) per share	$ 0.23		$ (0.12)

Diluted earnings (loss) per share	$ 0.22		$ (0.12)

Weighted average shares - basic	45,663		49,389

Weighted average shares - diluted	46,171		49,389

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. Financial & Statistical Supplement -Operating Results (unaudited) (Dollars in thousands, except per share data)

	YTD 2002	Q-1 02	YTD 2001	Q-4 01	Q-3 01	Q-2 01	Q-1 01

Revenues
Investment banking:
Underwriting	$ 12,310	$ 12,310	$ 47,853	$ 20,928	$ 9,857	$ 9,414	$ 7,654
Corporate finance	11,474	11,474	28,534	7,080	1,153	18,057	2,244
Investment gains	191	191	6,762	1,348	74	5,340	-
Institutional brokerage:
Principal transactions	7,058	7,058	26,330	10,817	4,158	5,383	5,972
Agency commissions	8,745	8,745	27,084	8,623	5,934	5,962	6,565
Asset management:
Base management fees	5,996	5,996	19,744	5,810	5,836	5,191	2,907
Incentive income	1,783	1,783	3,628	1,811	975	474	368
Net investment income (loss)	6,022	6,022	9,532	5,698	(2,780)	5,009	1,605
Technology net investment and incentive income (loss)	(1,099)	(1,099)	(18,100)	(2,722)	(6,592)	(1,684)	(7,102)
Interest, dividends and other	1,890	1,890	9,422	2,008	3,168	2,006	2,240

Total revenues	54,370	54,370	160,789	61,401	21,783	55,152	22,453

Expenses
Compensation and benefits	31,319	31,319	108,112	34,829	24,276	32,756	16,251
Business development & professional services	6,412	6,412	28,879	7,709	7,639	8,205	5,326
Clearing and brokerage fees	626	626	7,087	1,981	1,786	1,588	1,732
Occupancy & equipment	2,209	2,209	10,852	2,468	3,001	2,883	2,500
Communications	2,079	2,079	5,832	1,612	1,555	1,498	1,167
Interest expense	370	370	1,083	346	322	334	81
Other operating expenses	2,466	2,466	9,415	2,249	2,853	2,778	1,535
Restructuring and software impairment charges	-	-	5,151	2,410	2,741	-	-

Total expenses	45,481	45,481	176,411	53,604	44,173	50,042	28,592

Net income (loss) before taxes and extraordinary gain	8,889	8,889	(15,622)	7,797	(22,390)	5,110	(6,139)

Income tax provision (benefit)	-	-	(1,760)	(1,760)	-	-	-

Net income (loss) before extraordinary gain	$ 8,889	$ 8,889	$ (13,862)	$ 9,557	$ (22,390)	$ 5,110	$ (6,139)

Extraordinary gain	1,413	1,413	1,148	1,148	-	-	-

Net income (loss)	$ 10,302	$ 10,302	$ (12,714)	$ 10,705	$ (22,390)	$ 5,110	$ (6,139)

Net income (loss) before taxes and extraordinary gain
as a percentage of revenue	16.3%	16.3%	-9.7%	12.7%	-102.8%	9.3%	-27.3%

ROE (annualized)	18.7%	18.7%	-6.4%	23.9%	-47.9%	9.9%	-11.5%

Total shareholders' equity	$ 194,590	$ 194,590	$ 185,310	$ 185,310	$ 173,668	$ 200,314	$ 211,001

Basic earnings (loss) per share	$ 0.23	$ 0.23	$ (0.27)	$ 0.24	$ (0.49)	$ 0.10	$ (0.12)

Diluted earnings (loss) per share	$ 0.22	$ 0.22	$ (0.27)	$ 0.24	$ (0.49)	$ 0.10	$ (0.12)

Ending shares outstanding (in thousands)	45,751	45,751	45,605	45,605	45,514	46,100	49,391

Book value per share	$ 4.25	$ 4.25	$ 4.06	$ 4.06	$ 3.82	$ 4.35	$ 4.27

Assets under management (in millions)
Managed accounts			$ 250.2	$ 250.2	$ 237.5	$ 142.4	$ 126.1
Hedge & offshore funds			164.6	164.6	176.1	186.6	164.7
Mutual funds			1,004.0	1,004.0	1,008.3	1,153.1	148.5
Private equity & venture capital			295.5	295.5	305.6	341.2	336.2

Total			$ 1,714.3	$ 1,714.3	$ 1,727.5	$ 1,823.3	$ 775.5

Gross assets under management (in millions)*
Managed accounts	$ 2,757.7	$ 2,757.7	$ 1,371.4
Hedge and offshore funds	209.2	209.2	260.6
Mutual funds	1,270.4	1,270.4	1,005.8
Private equity funds	46.4	46.4	48.3
Technology sector funds	60.4	60.4	71.0

Total	$ 4,344.1	$ 4,344.1	$ 2,757.1

Net assets under management (in millions)*
Managed accounts	$ 394.5	$ 394.5	$ 250.2
Hedge and offshore funds	157.7	157.7	153.4
Mutual funds	1,214.1	1,214.1	1,001.7
Private equity funds	45.5	45.5	47.6
Technology sector funds	55.8	55.8	64.9

Total	$ 1,867.6	$ 1,867.6	$ 1,517.8

Productive assets under management (in millions)*	$ 4,474.1	$ 4,474.1	$ 2,868.1

Employee count	441	441	433	433	502	488	400

*Commencing with year-end 2001, see Form 10-K, page 41 for an explanation of the different categories of assets under management

Friedman, Billings, Ramsey Group, Inc.
Long-Term Investment Matrix (1)
As of March 31, 2002
(Dollars in thousands)

The following chart shows the allocation of Friedman, Billings, Ramsey Group, Inc.'s long-term investments, as stated on the March 31, 2002 balance sheet, by sector and by managed fund and also shows the allocation of long-term investments in publicly traded and private securities. Managed funds are categorized by the value of the majority of their investments. In addition, from time to time, FBR Group implements risk management strategies, the value of which may not be included in the balance sheet line for long-term investments.

Financial	Public	Private	Total

FBR Ashton, Limited Partnership	$ 15,214	$ -	$ 15,214	11.9%
FBR Private Equity Fund, LP	493	1,795	2,288	1.8%
FBR Future Financial Fund, LP	-	866	866	0.7%
FBR Financial Services Partners, LP	199	1,043	1,242	1.0%
FBR Family of Mutual Funds	214	-	214	0.2%
Direct investment	1,860	-	1,860	1.4%

	17,980	3,704	21,684	17.0%

Real Estate/Mortgage
FBR Asset Investment Corporation	51,556	492	52,048	40.8%
Direct investment	3,224	95	3,319	2.6%

	54,780	587	55,367	43.4%

Subtotal	72,760	4,291	77,051	60.4%

Technology and Biotechnology
FBR Technology Venture Partners, LP (2)	121	849	970	0.8%
FBR Technology Venture Partners II	176	1,893	2,069	1.6%
FBR CoMotion Venture Capital I, LP (3)	-	3,106	3,106	2.4%
FBR Family of Mutual Funds	1,014	-	1,014	0.8%
DDL and related direct investments	253	5,573	5,826	4.6%
Direct investment	194	-	194	0.2%
Third-party partnerships	195	2,988	3,183	2.4%
Other	85	-	85	0.1%

	2,038	14,409	16,447	12.9%

Capital Crossover Partners	10,690	-	10,690	8.4%

Subtotal	12,728	14,409	27,137	21.3%

Debt

Direct investment (4)	-	7,500	7,500	5.9%

Other
FBR Arbitrage, LLC	11,808	-	11,808	9.3%
FBR Weston, Limited Partnership	2,524	-	2,524	2.0%
FBR Pegasus Fund, LLC	500	-	500	0.4%
Third-party partnership	750	-	750	0.6%
Other	-	196	196	0.1%

	15,582	196	15,778	12.4%

TOTALS	$ 101,070	$ 26,396	$ 127,466	100.0%

(1) Excludes trading securities inventory.
(2) Amount includes accrued Fund Manager Compensation expense ("FMC") of $144. Asset value net of
FMC as of March 31, 2002 was $826.
(3) Amount includes loans of $1,180 made by FBR Group to FBR CoMotion Venture Capital I, LP.
(4) Represents private debt of one issuer with a face amount of $7,500.